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                                                                   EXHIBIT 4.4.1

Certificate                  FOUNTAIN VIEW, INC.               *________* Shares
Number C-___               A Delaware Corporation                  Common Stock,
                                                                 $0.01 par value

                         Capital Stock: 2,500,000 Shares

Preferred Stock: 1,000,000 Shares                 Common Stock: 1,500,000 Shares

         THIS CERTIFIES THAT *___________________* is the record holder of [_____________] (______) shares of the COMMON STOCK of FOUNTAIN VIEW, INC., transferable only on the share register of said Corporation, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

         This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of said Corporation and any amendments and/or restatements thereof, to all of which the holder of this certificate, by acceptance hereof, assents.

         A statement of the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights may be obtained by any stockholder, upon request and without charge, at the principal office of the Corporation.

         FOR RESTRICTIONS ON TRANSFER OF SHARES AND OTHER RIGHTS AND RESTRICTIONS SEE REVERSE SIDE OF THIS CERTIFICATE.

         IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by its duly authorized officers this ____ day of __________,_____.

___________________________            _________________________________________
Roland Rapp, Secretary                 Boyd Hendrickson, Chief Executive Officer

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FOR VALUE RECEIVED, ___________________________________ HEREBY SELLS, ASSIGNS
AND TRANSFERS UNTO ____________________________________,
________________________________________________ (_________) SHARES REPRESENTED
BY THE WITHIN CERTIFICATE, AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ______________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN-NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED __________________, _____

____________________________________
         (Stockholder)

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS COVERING SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS THE HOLDER SHALL HAVE OBTAINED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER OBLIGATIONS CONTAINED IN AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT BETWEEN THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS, A COPY OF WHICH IS ON FILE WITH THE COMPANY AND WILL BE FURNISHED WITHOUT COST TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.